UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 1, 2009

HECLA MINING COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-8491	77-0664171
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6500 North Mineral Drive, Suite 200

Coeur d’Alene, Idaho 83815-9408

(Address of Principal Executive Offices) (Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 1, 2009, Hecla Mining Company (the “Company”) issued a news release announcing that the Board of Directors approved the payment of all outstanding dividends in arrears and the next scheduled quarterly dividend for each of its Series B Cumulative Convertible Preferred Stock and 6.5% Mandatory Convertible Preferred Stock. In each case, the dividend will be payable January 4, 2010, to shareholders of record on December 15, 2009.

The Series B Cumulative Convertible Preferred Stock will be paid in cash for the dividends in arrears of $3.50 per share and the regular quarterly dividend of $0.875 per share. There are 157,816 shares of Series B outstanding.

For the Company’s 6.5% Mandatory Convertible Preferred Stock, the dividends in arrears of $6.50 per share and the regularly quarterly dividend of $1.625 per share will be paid in shares of common stock, as permitted by the Certificate of Designations. The Company is paying the dividends in common shares to preserve cash for its exploration and development programs. There are 2,012,500 shares of 6.5% Mandatory Convertible Preferred Stock outstanding.

The news release is attached hereto as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

99.1	Hecla Mining Company News Release dated December 1, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 2, 2009

Hecla Mining Company

By:	/s/ James A. Sabala
James A. Sabala Senior Vice President & Chief Financial Officer